UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: November 3, 2017 (Date of earliest event reported:  November 3, 2017)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

Section 2 - Financial Information

Item 2.02.  Results of Operations and Financial Condition.

On November 3, 2017, RBC Bearings Incorporated (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2017 and certain other information.  This press release has been furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

The information in this report, including the exhibit hereto, is furnished pursuant to Item 2.02 of Form 8-K, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

For further details, please refer to the press release filed as Exhibit 99.1 to this Current Report, which is incorporated herein by reference.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 3, 2017, the Company issued a press release announcing the retirement of Thomas C. Crainer as Vice President and General Manager and that Patrick S. Bannon has been promoted to Vice President and General Manager. This press release has been furnished as Exhibit 99.2 to this report and is incorporated herein by this reference.

Mr. Crainer has been Vice President and General Manager since 2008 and will remain an employee of the Company for the next several months to facilitate a smooth transition.

Mr. Bannon joined the Company 26 years ago and during that time has been involved in the operations of nine manufacturing facilities from the West to East Coast. He is currently responsible for five manufacturing plants on the East Coast. Mr. Bannon holds a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute and is currently 52 years old.

As a new officer of the Company, Mr. Bannon will be an at-will employee and entitled to participate in the same general benefits and incentive opportunities as other officers. This includes a base salary and incentive opportunities under the Company’s Annual Incentive Compensation Plan, Long-Term Equity Incentive Program and Supplemental Executive Retirement Plan. Additionally on November 3, 2017 the Company entered into a Change in Control Letter Agreement with Mr. Bannon. The Change in Control Letter Agreement entitles Mr. Bannon to severance benefits if his employment with the Company is terminated under certain circumstances within 24 months after a change in control of the Company.  The amount of severance will generally be equal to 150% of his annual base salary plus 150% of his target incentive compensation in effect at termination.  In addition, he will be entitled to a pro-rata annual bonus for the year in which his termination of employment occurs and to continue participating in the Company’s welfare benefit programs for up to 18 months following his termination of employment.  The Change in Control Letter Agreement also commits the executives to remain employed with the Company in the event of a tender or exchange offer and includes a non-compete covenant for 12 months following the executive’s termination of employment due to a change in control.

The form of the Change in Control Letter Agreement entered into with Mr. Bannon is attached as Exhibit 10.1 hereto.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the form of Change in Control Letter Agreement which is incorporated by reference herein.

For further details, please refer to the press release filed as Exhibit 99.2 to this Current Report, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

Exhibit 10.1	Form of Change in Control Letter Agreement between the Company and Patrick S. Bannon.

Exhibit 99.1	Press Release of RBC Bearings Incorporated dated November 3, 2017.

Exhibit 99.2	Press Release of RBC Bearings Incorporated dated November 3, 2017.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 3, 2017

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary